UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 4, 2013

G-III APPAREL GROUP, LTD.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-18183 (Commission File Number)	41-1590959 (IRS Employer Identification No.)

512 Seventh Avenue New York, New York (Address of principal executive offices)	10018 (Zip Code)

Registrant’s telephone number, including area code: (212) 403-0500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 4, 2013, the Compensation Committee of our Board of Directors granted restricted stock units, pursuant to our Amended and Restated 2005 Stock Incentive Plan (the “2005 Plan”), that will enable the following persons to receive shares of our common stock, subject to satisfaction of specified conditions, as follows: (i) up to 78,000 shares to Morris Goldfarb, our Chairman, President and Chief Executive Officer, (ii) up to 60,000 shares to Sammy Aaron, our Vice Chairman; (iii) up to 40,000 shares to Wayne S. Miller, our Chief Operating Officer, and (iv) up to 8,000 shares to Neal S. Nackman, our Chief Financial Officer.

The above-named persons will be entitled to receive these shares of our common stock only if (a) the average closing price per share of our common stock on the Nasdaq Global Select Market over a twenty consecutive trading day period (i) during the two years after the date of grant is at least $59.95(which is 10% above the closing price on the date of grant) or (ii) during the following three years after the date of grant is at least $62.675 (which is 15% above the closing price on the date of grant) and (b) (i) the amount of our net income per share on a fully diluted basis as reported in our audited financial statements (“Net Income Per Share”) for the fiscal year ending January 31, 2015 or January 31, 2016 is at least 10% greater than the amount of our Net Income Per Share for the fiscal year ending January 31, 2014 (the “2015/2016 Amount”), (ii) if the net income-based performance objective in clause (b)(i) is not satisfied, our Net Income Per Share for the fiscal year ending January 31, 2017 is at least 5% greater than the 2015/2016 Amount (the “2017 Amount”), or (iii) if the net income-based performance objective in clause (b)(i) or (ii) is not satisfied, our Net Income Per Share for the fiscal year ending January 31, 2018 is at least 5% greater than the 2017 Amount (clauses (a) and (b) together, the “Performance Conditions”). In addition, the right to receive these shares of common stock will become vested in four equal annual installments on each of October 5, 2015, 2016, 2017 and 2018 (the “Time Vesting Condition”).

If the Performance Conditions are both satisfied and the above-named person remain employed by us or otherwise provide service for us, we will issue to him 25% of the shares of common stock to which he is entitled on each of October 5, 2015, 2016, 2017 and 2018, but only if he remains employed by us or otherwise performs service for us on each vesting date. If both Performance Conditions are not satisfied within the above-described time periods, no shares of common stock will be issued pursuant to the restricted stock unit grants. If both Performance Conditions are satisfied at any time during the above-reference time periods, any shares that would have previously satisfied the Time Vesting Condition will be issued.

The number of shares of common stock to which the restricted stock units relate and the vesting price will be appropriately adjusted in the event of stock splits, stock dividends and other extraordinary corporate events.

A copy of the form of Deferred Stock Award Agreement for these grants under the 2005 Plan is filed herewith as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits
10.1	Form of Deferred Stock Award Agreement for October 4, 2013 restricted stock unit grants.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 8, 2013	G-III APPAREL GROUP, LTD.

	By:	/s/ Neal S. Nackman
Name: Neal S. Nackman Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Form of Deferred Stock Award Agreement for October 4, 2013 restricted stock unit grants.